Exhibit 4.2

CHESAPEAKE ENERGY CORPORATION,

as Issuer,

THE SUBSIDIARY GUARANTORS,

as Guarantors,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

____________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 10, 2009

to

Indenture dated as of February 2, 2009

____________________________

9.50% SENIOR NOTES DUE 2015

____________________________

THIS FIRST SUPPLEMENTAL INDENTURE dated as of February 10, 2009 (this "First Supplemental Indenture") is among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee").

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of February 2, 2009 (the "Indenture"), pursuant to which the Company has originally issued $1,000,000,000 in principal amount of 9.50% Senior Notes due 2015 (the "Securities");

WHEREAS, the Company desires to issue Additional Securities under the Indenture;

WHEREAS, the Indenture and the Securities permit the Company to issue Additional Securities under the Indenture so long as such Additional Securities are fungible for United States federal income tax purposes with the Securities (the "Fungibility Condition");

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, without notice to or consent of any Holder, when authorized by a Board Resolution of the Company and of each Subsidiary Guarantor, amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency therein;

WHEREAS, the Board of Directors of the Company and the Board of Directors, Manager or General Partner of each Subsidiary Guarantor have determined that clause (2) of Section 2.13 of the Indenture contains an ambiguity and an omission and represents a defective and inconsistent provision that requires correction in accordance with Section 9.01 of the Indenture in that such clause does not refer to the Fungibility Condition;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Subsidiary Guarantors have requested that the Trustee join in the execution of this First Supplemental Indenture and the Trustee, based upon the recitals herein, has agreed to join therein; and

WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, the valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against them in accordance with its terms;

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee hereby agree that the Indenture shall be amended as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

Section 1.01    Relation to Indenture.  With respect to the Securities, this First Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02    Definitions.  For all purposes of this First Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Section 1.03    General References.  All references in this First Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and the terms "herein," "hereof," "hereunder" and any other word of similar import refers to this First Supplemental Indenture.

ARTICLE TWO
AMENDMENTS TO THE INDENTURE

Section 2.01    Amendments to Section 2.13 of the Indenture.   Section 2.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 2.13  Issuance of Additional Securities.  The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code if such Additional Securities would not be fungible for all United States federal income tax purposes with the Securities issued on the Issue Date.

Additional Securities may be issued with the same CUSIP number as the Securities issued on the Issue Date if, and only if, the Company shall have provided the Trustee with an Opinion of Counsel, to the effect that such Additional Securities will be fungible with the Securities issued on the Issue Date for all United States federal income tax purposes.

Section 2.02    Effectiveness.  This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE THREE
GENERAL PROVISIONS

Section 3.01    Effect on Indenture.  Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02    Certain Trustee Matters.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture.  This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee.

Section 3.03    Governing Law.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIRST SUPPLEMENTAL INDENTURE.

Section 3.04    Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

SUBSIDIARY GUARANTORS:

CHESAPEAKE ENERGY LOUISIANA CORPORATION,
CHESAPEAKE ENERGY MARKETING, INC.,
CHESAPEAKE OPERATING, INC.,
DIAMOND Y ENTERPRISE, INCORPORATED,
GENE D. YOST & SON, INC.,
CARMEN ACQUISITION, L.L.C.,
CHESAPEAKE APPALACHIA, L.L.C.,
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.,
CHESAPEAKE EXPLORATION, L.L.C.,
CHESAPEAKE ROYALTY, L.L.C.,
CHK HOLDINGS, L.L.C.,
GOTHIC PRODUCTION, L.L.C.,
HODGES TRUCKING COMPANY, L.L.C.,
MC MINERAL COMPANY, L.L.C.,
MIDCON COMPRESSION, L.L.C.,
NOMAC DRILLING, L.L.C.,
By:  Chesapeake Operating, Inc., its Sole Manager
HAWG HAULING & DISPOSAL, LLC,
By:  Diamond Y Enterprise, Incorporated, its SoleMember
CHESAPEAKE LOUISIANA, L.P.,
By:  Chesapeake Operating, Inc., its General Partner

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Linda Garcia
Authorized Signatory